                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                           ALARMGUARD HOLDINGS, INC.

                                       TO

                             T16 ACQUISITION CORP.,

                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                            TYCO INTERNATIONAL LTD.

                   (Not to be used for Signature Guarantees)

    This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $.0001 per share, including the associated preferred stock purchase rights (the "Common Shares"), of Alarmguard Holdings, Inc., a Delaware corporation, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See
Section 2 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY

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
                                         BY HAND OR
          BY MAIL:                  BY OVERNIGHT COURIER:               BY FACSIMILE:
       40 Wall Street                  40 Wall Street                   (718) 234-5001
        46(th) Floor                    46(th) Floor              (For Eligible Institutions
    New York, N.Y. 10005            New York, N.Y. 10005                    Only)

                                                                    CONFIRM BY TELEPHONE:
                                                                        (800) 937-5449
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Common Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.
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Ladies and Gentlemen:

    The undersigned hereby tenders to T16 Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Tyco International Ltd., a Bermuda company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 15, 1999, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

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
Number of Common Shares                       Name(s) of Record Holder(s)
Certificate No(s). (if available)
                                                         (Please type or Print)
                                              Address(es)
/ / CHECK BOX IF COMMON SHARES WILL BE
  TENDERED BY BOOK-ENTRY TRANSFER.
                                              (Zip Code)
Name of Tendering Institution:                Area Code and Tel. No(s).

Account Number                                Signature(s)
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Dated             , 1999

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (a) represents that the above named person(s) own(s) the Common Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Common Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Common Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three American Stock Exchange trading days after the date hereof.

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
               (Name of Firm)                             (Authorized signature)

                  (Address)                                       (Title)

                 (Zip code)                               (Please Type or Print)

                                                                Date , 1999
          (Area Code and Tel. No.)
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   NOTE: DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF
     GUARANTEED DELIVERY. CERTIFICATES REPRESENTING COMMON SHARES SHOULD
                    BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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